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                         CONSENT OF DYKEMA GOSSETT PLLC

We consent to the filing of our tax opinions as an exhibit to the amendment to the Registration Statement on Form N-14 of John Hancock Trust to be filed with the Securities and Exchange Commission on or about December 15, 2006 and to the references made to our firm therein and in any amendments thereto.


/s/ Dykema Gossett PLLC
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400 Renaissance Center
Detroit, Michigan
December 15, 2006